                                                                [EXECUTION COPY]



===============================================================================



                           PIK DIVIDEND NOTE AGREEMENT
                           Dated as of January 3, 1994

                                      among


                              KAYNAR HOLDINGS INC.,

                                    as Issuer


                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                as Initial Holder

                                       and

                                THE OTHER PERSONS
                         FROM TIME TO TIME PARTY HERETO,

                                   as Holders



===============================================================================

                                TABLE OF CONTENTS

Section                                                                        Page
-------                                                                        ----
                                    ARTICLE I
                                   DEFINITIONS

     1.01.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .   1
     1.02.  Computation of Time Periods. . . . . . . . . . . . . . . . . . . .  18
     1.03.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . .  18
     1.04.  Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                   ARTICLE II
                                    THE NOTES

     2.01.  Issuance of Notes. . . . . . . . . . . . . . . . . . . . . . . . .  18
     2.02.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.03.  Authorized Officers and Agents . . . . . . . . . . . . . . . . . .  22


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

     3.01.  Voluntary Prepayments. . . . . . . . . . . . . . . . . . . . . . .  22
     3.02.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     3.03.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


                                   ARTICLE IV
                         CONDITIONS TO ISSUANCE OF NOTES

     4.01.  Conditions Precedent to Effectiveness of this Agreement  . . . . .  24


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.01.  Closing Date Representations and Warranties. . . . . . . . . . . .  26


                                   ARTICLE VI
                               REPORTING COVENANTS

     6.01.  Financial Statements and Reports . . . . . . . . . . . . . . . . .  29
     6.02.  Operations Reports . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.03.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.04.  Lawsuits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.05.  Other Information. . . . . . . . . . . . . . . . . . . . . . . . .  31



                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS
     7.01.  Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . . .  31
     7.02.  Corporate Powers; Conduct of Business. . . . . . . . . . . . . . .  31
     7.03.  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . .  32
     7.04.  Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . .  32
     7.05.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     7.06.  Inspection of Property; Books and Records;
             Discussions . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     7.07.  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . .  33
     7.08.  Foreign Employee Benefit Plan Compliance . . . . . . . . . . . . .  33
     7.09.  Government Contract Compliance . . . . . . . . . . . . . . . . . .  33
     7.10.  Environmental Compliance . . . . . . . . . . . . . . . . . . . . .  33
     7.11.  Maintenance of Property. . . . . . . . . . . . . . . . . . . . . .  34


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

     8.01.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.02.  Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     8.03.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.04.  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.05.  Accommodation Obligations. . . . . . . . . . . . . . . . . . . . .  37
     8.06.  Restricted Junior Payments . . . . . . . . . . . . . . . . . . . .  37
     8.07.  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .  38
     8.08.  Transactions with Shareholders and Affiliates. . . . . . . . . . .  38
     8.09.  Restriction on Fundamental Changes . . . . . . . . . . . . . . . .  39
     8.10.  Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . .  39
     8.11.  Issuance of Capital Stock. . . . . . . . . . . . . . . . . . . . .  39
     8.12.  Corporate Documents. . . . . . . . . . . . . . . . . . . . . . . .  39
     8.13.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39


                                   ARTICLE IX
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     9.01.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  39
     9.02.  Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . .  42


                                    ARTICLE X
                                  MISCELLANEOUS

     10.01.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     10.02.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     10.03.  Change in Accounting Principles . . . . . . . . . . . . . . . . .  44
     10.04.  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     10.05.  Ratable Sharing . . . . . . . . . . . . . . . . . . . . . . . . .  45
     10.06.  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . .  46



     10.07.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     10.08.  Survival of Warranties and Agreements . . . . . . . . . . . . . .  47
     10.09.  Failure or Indulgence Not Waiver; Remedies
              Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . .    47
     10.10.  Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . .  48
     10.11.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     10.12.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     10.13.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     10.14.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . .  48
     10.15.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .  49
     10.16.  Certain Consents and Waivers of the Issuer. . . . . . . . . . . .  49
     10.17.  Counterparts; Inconsistencies . . . . . . . . . . . . . . . . . .  50
     10.18.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .  50
     10.19.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  51


                                    EXHIBITS
                                    --------


Exhibit A --        Form of Note

Exhibit B      --   List of Closing Documents


                                   SCHEDULES
                                   ---------

Schedule 1.01.1   --  Permitted Existing Accommodation
                      Obligations

Schedule 5.01-C   --  Consents

Schedule 5.01-D   --  Authorized, Issued and Outstanding Capital
                      Stock; Subsidiaries

                           PIK DIVIDEND NOTE AGREEMENT


          This PIK Dividend Note Agreement dated as of January 3, 1994 (as amended, supplemented or modified from time to time, the "Agreement") is entered into by and among Kaynar Holdings Inc., a Delaware corporation (the "Issuer"), General Electric Capital Corporation, a New York corporation (the "Initial Holder") and the other Persons from time to time party hereto as "Holders" (as defined below).


                                    ARTICLE I
                                   DEFINITIONS

          1.01. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "ACCOMMODATION OBLIGATION" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported; PROVIDED, that
(i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the obligation guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in conformity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

          "AFFILIATE" means any Person (other than the Initial Holder) which directly or indirectly owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of the Issuer or any Subsidiary of which is controlled by or is under common control with the Issuer or any stockholders of the Issuer, or any Subsidiary. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "AFS" means the Aerospace Fastening Systems Group of Microdot.

          "AFS PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of November 3, 1993 by and between Opco and Microdot, pursuant to which Microdot agrees to sell, and Opco agrees to purchase substantially all of the assets of AFS.

          "AGREEMENT" is defined in the preamble hereto.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 ET SEQ.), as amended from time to time, and any successor statute.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division.

          "BENEFIT PLAN" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA (i) in respect of which the Issuer or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA and (ii) which is not a Foreign Pension Plan or Foreign Employee Benefit Plan.

          "BOARD OF DIRECTORS" means the board of directors of the Issuer.

          "BUSINESS ACTIVITY REPORT" means (i) an Indiana Business Activity Report from the Indiana Department of Revenue, Compliance Division, or (ii) a Notice of Business Activities Report from the State of New Jersey Division of Taxation, or

(iii) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

          "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close in Los Angeles, California or Chicago, Illinois.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL STOCK", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (ii) domestic and eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or Prime-1 (or better) by Moody's Investors Services, Inc.; PROVIDED, that the maturities of such Cash Equivalents shall not exceed one year.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "CERTIFICATES OF DESIGNATION" means, collectively, the Certificate of Designation of the Series A Preferred Stock and the Certificate of Designation of the Series B Preferred Stock; and "CERTIFICATE OF DESIGNATION" means either of them.

          "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "CLOSING DATE" means the date the "Term Loan" under (and as defined in) the Term Loan Agreement is made.

          "COGNIZANT SECURITY OFFICE" means the office of the Defense Investigative Service Director of Industrial Security that has industrial security jurisdiction over the geographical area in which a contractor is located.

          "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

          "COMMON STOCK" means the common stock, par value $0.01 per share, of the Issuer.

          "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, extremely hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in any Environmental Law, as well as any other substance which is required by any Governmental Authority to be investigated, cleaned up, removed, treated or otherwise abated or which is regulated by such Governmental Authority.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "CORPORATE DOCUMENTS" means, with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock.

          "CUSTOMARY PERMITTED LIENS" means

          (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iii) Liens (other than Environmental Liens and Liens in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety and performance bonds; PROVIDED, that (A) all such Liens do not in the aggregate materially detract from the value of the Issuer's or any of its Subsidiaries' respective assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all such Liens in connection with worker's compensation, unemployment insurance or other types of social security benefits deposits shall secure obligations in an aggregate principal amount not exceeding $50,000 at any time outstanding; and

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries.

          "DIVIDEND PAYMENT DATE" means, with respect to each series of Preferred Stock, each "Dividend Payment Date" under (and as defined in) the applicable Certificate of Designation with respect to which the Board of Directors declares dividends on such series of Preferred Stock out of funds of the Issuer legally available therefor.

          "DOD" means the United States Department of Defense, all constituent agencies thereof and any Person succeeding to the functions thereof.

          "DOL" means the United States Department of Labor, all constituent agencies thereof and any Person succeeding to the functions thereof.

          "DOLLARS" and "$" mean the lawful money of the United States.

          "ENVIRONMENTAL LAW" means any Requirement of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA, and any state or local equivalent thereof.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Transfer Acts".

          "EQUIPMENT" means all of the Issuer's and each of its Subsidiaries' respective present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal Property (other than the Issuer's and each such Subsidiary's respective Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "ERISA AFFILIATE" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Issuer; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Issuer; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Issuer, any corporation described in CLAUSE (i) above or any partnership or trade or business described in CLAUSE (ii) above.

          "EVENT OF DEFAULT" means any of the occurrences set forth in
SECTION 9.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in SECTION 9.01.

          "EXPORT LICENSE" means any and all licenses, authorizations, approvals or applications therefor relating to exports, reexports, temporary exports, temporary imports and imports, as the case may be, granted by or pending before the United States Department of Commerce, the United States

Department of State or any other United States Governmental Authority.

          "FACILITY SECURITY CLEARANCE" means an administrative determination by the applicable United States Government Authority that, from a security viewpoint, a facility is eligible for access to classified information of a certain category and all lower categories.

          "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of the Issuer or (b) in an appraisal of such asset, PROVIDED, that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

          "FISCAL YEAR" means the fiscal year of the Issuer, which shall be the 12-month period ending on December 31 of each calendar year.

          "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Issuer, any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

          "FOREIGN PENSION PLAN" means any employee benefit plan as defined in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Issuer, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

          "GENERAL INTANGIBLES" means all of the Issuer's and its Subsidiaries' respective present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible Property of every kind and nature (other than accounts), (iii) corporate and other business records,
(iv) loans, royalties, and other obligations receivable, (v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights,
(vii) interests in partnerships and joint ventures, (viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to Property, (x) deposit accounts (general or special) with any bank or other financial institution, (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, (xiv) proceeds of insurance of which the Issuer or such Subsidiary is beneficiary, (xv) letters of credit, guarantees, Liens, security interests and other security held by or granted to the Issuer or such Subsidiary, (xvi) uncertificated securities, and (xvii) governmental certificates and certifications, including, without limitation, certificates and certifications relating to Government Contracts and Export Licenses, authorizations and approvals, issued to the Issuer or such Subsidiary.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GOVERNMENT CONTRACT" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Issuer or any of its Subsidiaries which is entered into with or submitted to any United States Governmental Authority or any agency, agent or instrumentality thereof, including, among other things, all contracts and work authorizations to supply goods and services to the United States Government.

          "HOLDERS" means the Stockholders and the Noteholders.

          "INDEBTEDNESS", as applied to any Person, means, at any time, (i) all indebtedness, obligations or other liabilities of such Person (A) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instru-ments, and any accrued interest, fees and charges relating thereto, (B) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (C) with respect to letters of credit issued for such Person's account, (D) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (E) in respect of Capital Leases, (F) which are Accommodation Obligations or (G) under warranties and indemnities; (ii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (iii) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (iv) all contingent Contractual Obligations with respect to any of the foregoing.

          "INITIAL HOLDER" is defined in the preamble hereto.

          "INTEREST PAYMENT DATE" means each March 31, June 30, September 30 and December 31 during the term of this Agreement.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "INVENTORY" means all of the Issuer's and each of its Subsidiaries' respective present and future (i) inventory, (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Issuer's or such Subsidiary's business,
(iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in the Issuer's or such Subsidiary's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES (i) through (iii) above, (v) goods in which the Issuer or such Subsidiary has a joint or other interest or right of any kind (including, without limitation, goods in which the Issuer or such Subsidiary has an interest or right as consignee), and (vi) goods which are returned to or repossessed by the Issuer or such Subsidiary; in each case whether in the possession of the Issuer, such Subsidiary, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

          "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person,

(ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "ISSUER" is defined in the preamble hereto.

          "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "LIQUIDATION PREFERENCE" means, with respect to each series of Preferred Stock, the "Liquidation Preference" under (and as defined in) the Certificate of Designation pursuant to which such Preferred Stock was issued.

          "MAJORITY HOLDERS" means, as of any date of determination, (i) Noteholders holding, in the aggregate, greater than fifty percent (50%) in principal amount of all Notes outstanding as of such date, (ii) Stockholders holding, in the aggregate, greater than fifty percent (50%) of the Shares of Series A Preferred Stock issued and outstanding as of such date and (iii) Stockholders holding, in the aggregate, greater than fifty percent (50%) of the Shares of Series B Preferred Stock issued and outstanding as of such date.

          "MAL" means Microdot Aerospace Limited, a company organized under the laws of the United Kingdom, and a wholly-owned Subsidiary of Microdot.

          "MAL PURCHASE AGREEMENT" means, to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the agreement by and between MAL, Opco and the U.K. Subsidiary, pursuant to which Opco and the U.K. Subsidiary agree to purchase substantially all of the assets of MAL, which agreement shall be in form and substance satisfactory to the Initial Holder.

          "MANAGEMENT INVESTORS" means Jordan A. Law, David A. Werner, Leroy A. Dack, Robert L. Beers, Imre Berecz, Joseph Varholick and Joseph F. Blomberg.

          "MANAGEMENT SUBSCRIPTION AGREEMENTS" means the respective Subscription Agreements between the Issuer and each of the Management Investors, pursuant to which the Issuer agrees to sell and the Management Investors subscribe to purchase an aggregate of 20,500 shares of Common Stock.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the financial condition, operations, assets or prospects of the Issuer, Opco or any of their respective Subsidiaries, (ii) the ability of the Issuer, Opco or any of their respective Subsidiaries to perform their respective obligations under the Transaction Documents, or (iii) the ability of any Holder to enforce this Agreement or the Notes held by such Holder.

          "MICRODOT" means Microdot Inc., a Delaware corporation.

          "MICRODOT LOAN AGREEMENT" means that certain Loan and Security Agreement dated as of December 30, 1983 between the Initial Holder and Microdot, as amended, as amended and restated by that certain Amended and Restated Loan and Security Agreement dated as of April 1, 1989 between the Initial Holder and Microdot, as further amended by Amendment No. 1 thereto dated as of December 8, 1992.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Issuer or any ERISA Affiliate.

          "NOTE" is defined in SECTION 2.01(a).

          "NOTEHOLDER" means each holder of record of Notes as it appears on the books of the Issuer.

          "OBLIGATIONS" means the Indebtedness evidenced by the Notes and all advances, debts, liabilities, obligations, covenants and duties owing by the Issuer to the Noteholders, or any Person entitled to indemnification pursuant to SECTION 10.02 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or the Notes, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (including, without limitation, interest, whether or not allowed under Section 502 of the Bankruptcy Code or otherwise, at the then applicable rate (including the rate in effect from time to time under SECTION 2.02(c)) specified herein that accrues after the commencement of any proceeding under the Bankruptcy Code or other applicable bankruptcy, reorganization, insolvency, dissolution, liquidation or other debtor relief Requirement of Law), charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Issuer under this Agreement or any of the Notes.

          "OFFICER'S CERTIFICATE" means a certificate executed on behalf of a corporation by (i) the chairman or vice-chairman of its board of directors (if an officer of such corporation) or (ii) its president, any of its vice-presidents, its chief financial officer, or its treasurer.

          "OPCO" means Kaynar Technologies Inc., a Delaware corporation.

          "OPCO CREDIT AGREEMENT" means that certain Credit Agreement of even date herewith by and between Opco and the Initial Holder, as the same may be amended, supplemented or modified from time to time.

          "OPCO LOAN DOCUMENTS" means the "Loan Documents" as defined in the Opco Credit Agreement.

          "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "OSHA" means the Occupational Safety and Health Act of 1970, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "PCBS" means polychlorinated biphenyls.

          "PERMITS" means any license, permit, variance, interim permit, permit application, approval, consent, certification, qualification or other authorization under any Requirement of Law applicable to the Issuer or any of its Subsidiaries or otherwise required by any Governmental Authority in connection with the business or operations of the Issuer or any of its Subsidiaries, including, without limitation, any license, permit, consent, certification, approval, authorization or qualification relating to any Government Contract.

          "PERMITTED EXISTING ACCOMMODATION OBLIGATIONS" means the Accommodation Obligations of the Issuer and its Subsidiaries identified as such on
SCHEDULE 1.01.1.

          "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "PERSONNEL SECURITY CLEARANCE" means an administrative determination by the applicable United States Governmental Authority that an individual is eligible, from a security point of view, for access to classified information of the same or lower category as the level of the personnel clearance being granted.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA
(i) in respect of which the Issuer or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA and (ii) which is not a Foreign Pension Plan or Foreign Employee Benefit Plan.

          "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "PREFERRED STOCK" means the Series A Preferred Stock and the Series B Preferred Stock.

          "PROCESS AGENT" is defined in SECTION 10.16.

          "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, account, or other asset owned, leased or operated by the Issuer or its Subsidiaries, as applicable, (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "PRO RATA SHARE" means, with respect to any Noteholder, the percentage obtained by dividing (i) the unpaid balance of the outstanding Notes held by such Noteholder by (ii) the aggregate unpaid balance of all outstanding Notes issued pursuant to this Agreement.

          "PURCHASE" means, collectively, (i) the purchase by Opco from Microdot of substantially all of the assets of AFS pursuant to the AFS Purchase Agreement and (ii) to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the purchase by Opco and the U.K. Subsidiary of substantially all of the assets of MAL pursuant to the MAL Purchase Agreement.

          "PURCHASE AGREEMENTS" means the AFS Purchase Agreement and, to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, the MAL Purchase Agreement, and "PURCHASE AGREEMENT" means either of them.

          "PURCHASE DOCUMENTS" means the Purchase Agreements and all of the agreements, documents and instruments executed in connection with either of them.

          "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "REAL PROPERTY" means all of the Issuer's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSE (i) or (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and
(v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSE (iii) or (iv) above.

          "RELEASE" means release, presence, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property or Third Party

Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, Property or Third Party Property.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA and the regulations promulgated thereunder as in effect from time to time, excluding any event with respect to which the 30-day notice requirement is waived in the applicable regulations.

          "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, ordinance, rule, regulation or common law.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Issuer or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Issuer or any of its Subsidiaries now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Issuer or any of its Subsidiaries now or hereafter outstanding.

          "SCHEDULED MATURITY DATE" means the fifth (5th) anniversary of the Closing Date.

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Issuer.

          "SERIES B PREFERRED STOCK" means the Series B Preferred Stock, par value $0.01 per share, of the Issuer.

          "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of January 3, 1994 among the Issuer, the Initial Holder and the Management Investors regarding transfers of, restrictions on and other rights and conditions relating to the Common Stock and the Preferred Stock, as the same may be amended, supplemented or modified from time to time.

          "SOLVENT", when used with respect to any Person, means that at the time of determination:

          (i) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

         (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

        (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

         (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "STOCKHOLDER" means each holder of record of shares of Series A Preferred Stock or Series B Preferred Stock as it appears on the share register of the Issuer.

          "SUBSIDIARY" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such

Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "TAXES" is defined in SECTION 3.03(a).

          "TERM LOAN AGREEMENT" means that certain Term Loan Agreement by and between the Issuer and the Initial Holder, as the same may be amended, supplemented or modified from time to time.

          "TERM LOAN DOCUMENTS" means the "Loan Documents" as defined in the Term Loan Agreement.

          "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Issuer or any ERISA Affiliate from a Benefit Plan during a plan year in which the Issuer or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations of a facility which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Issuer or any ERISA Affiliate; (iii) the imposition of an obligation on the Issuer or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan;
(vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Issuer or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

          "THIRD PARTY PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank or unit or equipment owned, leased or operated by any Person other than the Issuer or its Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto and soil and ground water thereunder).

          "TRANSACTION COSTS" means the fees, costs and expenses payable by the Issuer, Opco and their respective Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents.

          "TRANSACTION DOCUMENTS" means (i) this Agreement and the Notes, (ii) the Term Loan Documents, (iii) the Opco Loan Documents and (iv) the Purchase Documents.

          "U.K. SUBSIDIARY" means Kaynar Technologies Ltd., a wholly-owned Subsidiary of Opco organized under the laws of England and Wales.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of California, as it may be amended from time to time.

          1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.03. ACCOUNTING TERMS. Subject to SECTION 10.03, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.04. OTHER TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                                   ARTICLE II
                                    THE NOTES

          2.01. ISSUANCE OF NOTES. (a) AMOUNTS AND SERIES OF NOTES. Subject to the terms and conditions set forth in this Agreement, on each Dividend Payment Date through and including the Scheduled Maturity Date, if the Issuer has not paid all dividends declared to be payable on such Dividend Payment Date in cash (or if the Issuer is then prohibited by law or contract from paying dividends in cash on the Preferred Stock), the Issuer shall issue, in two separate series, promissory notes in substantially the form of EXHIBIT A attached hereto and made a part hereof (collectively, the "Notes") dated such Dividend Payment Date to each Stockholder of record of shares of Series A Preferred Stock and Series B Preferred Stock, respectively, appearing on the share register of the Issuer on the tenth (10th) day preceding the relevant Dividend Payment Date, PROVIDED that the Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (including any legend required by the Internal Revenue Code if the Notes are considered to be issued with "original issue discount"). Each issuance of Notes shall be issued in accordance with a resolution of the Board of Directors, and shall be designated generally as the "PIK Dividend Notes" of the Issuer, with such further particular designations added or incorporated into such title for the Notes of any particular series as the Board of Directors may determine. With respect to any particular series of Notes, the Board Resolution relating thereto shall specify, to the extent deemed appropriate by the Board of Directors, the title of the Notes of that series (which shall distinguish the Notes of that series from all other Notes); PROVIDED that, notwithstanding anything herein to the contrary, Notes may be issued hereunder only (a) in payment of dividends and in lieu of payment of dividends in cash and (b) in substitution or replacement of other Notes as provided in SECTION 2.01(f). With respect to the series of Notes from time to time issued to the Stockholders of Series
A Preferred Stock, the Issuer shall issue to each such Stockholder a Note in a principal amount equal to the excess (if any) of (i) the amount of the dividend declared to be payable to such Stockholder as of the relevant
Dividend Payment Date over (ii) the cash payment paid to such Stockholder in respect of the dividends declared to be paid as of such Dividend Payment
Date. With respect to the series of Notes from time to time issued to the Stockholders of Series B Preferred Stock, the Issuer shall issue to each such Stockholder a Note in a principal amount equal to the excess (if any) of
(x) the amount of the dividend declared to be payable to such Stockholder as of the relevant Dividend Payment Date over (y) the cash payment paid to such Stockholder in respect of the dividends declared to be paid as of such Dividend Payment Date.

          (b) CONDITIONS TO ISSUANCE. In addition to the conditions set forth in this Agreement, the Issuer shall not issue or pay any Notes under this Agreement in violation of law or applicable directors' duties, and unless and until all of the conditions for the declaration and payment of dividends set forth in the applicable Certificate of Designation shall have been satisfied.

          (c) REPAYMENT OF THE NOTES. (i) The outstanding principal balance of the Notes (including, without limitation, the principal balance of the Notes attributable to interest capitalized in accordance with the terms of SECTION 2.02(b)(i)) shall be payable in full on the earlier of (x) the Scheduled Maturity Date (or, if not a Business Day, the immediately preceding Business
Day), and (y) the date of acceleration of the Obligations pursuant hereto.

          (ii) In addition to the scheduled payment on the Notes, the Issuer may make the voluntary prepayments described in SECTION 3.01 for credit against such scheduled payments on the Notes pursuant to SECTION 3.01.

          (d) NOTEHOLDER LIST. The Issuer shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders.

          (e) TRANSFER AND EXCHANGE. Where Notes are presented to the Issuer with a request to register a transfer or to exchange them for an equal principal amount of Notes of other permitted denominations of like series, the Issuer shall register the transfer or make the exchange and, upon surrender of the existing Notes, shall issue such new Notes as shall be necessary to evidence such transfer or exchange. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Issuer shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for prepayment of Notes under SECTION 3.01 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (f) REPLACEMENT NOTES. If a Noteholder claims that its Note has been mutilated, lost, destroyed or wrongfully taken, the Issuer shall issue a replacement Note, PROVIDED that, if required by the Issuer, an indemnity bond must be provided by such Noteholder in an amount which is sufficient in the judgment of the Issuer to protect the Issuer from any loss which any of them may suffer if a Note is replaced. The Issuer may charge for their expenses in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note. Every replacement Note is an additional Obligation of the Issuer.

          (g) OUTSTANDING NOTES. The Notes outstanding at any time are all the Notes issued by the Issuer except for those cancelled by it, those delivered to it for cancellation, and those described in this SECTION 2.01(G) as not outstanding. If a Note is replaced pursuant to SECTION 2.01(F), it ceases to be outstanding unless the Issuer receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are fully paid in cash, they cease to be outstanding and interest on them ceases to accrue. A Note does not cease to be outstanding solely because the Issuer or an Affiliate of the Issuer holds the Note.

          (h) TREASURY NOTES. In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding.

          2.02. INTEREST. (a) RATE OF INTEREST. The Indebtedness evidenced by each Note and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such
Note is issued and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 2.02(c), at a per annum rate equal to (i) for the period commencing on the Closing Date and ending on December 31, 1995, nine and one-half percent (9.50%) and (ii) for the period commencing on January 1, 1996 and ending on the date the Obligations are paid in full, eleven and one-half percent (11.50%).

          (b) INTEREST PAYMENTS. (i) Interest accrued on the Notes shall be payable in arrears (A) with respect to interest accrued and unpaid as of any Interest Payment Date, on the day immediately following such Interest Payment Date, commencing on the first such day immediately following March 31, 1994, (B) upon the payment or prepayment of the Notes in full, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of the Notes. Accrued and unpaid interest on the outstanding principal balance of the Notes may, at the option of the Issuer, be paid in immediately available funds in accordance with the immediately preceding sentence and SECTION 3.02(a). If not so paid, such interest shall be capitalized on the day immediately following the applicable Interest Payment Date, and the outstanding principal balance of the Notes shall automatically and without notice of any kind whatsoever be increased by an amount equal to such interest.

          (ii) Interest accrued on the principal balance of all other Obligations shall be payable in immediately available funds in arrears (A) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 2.02(a) or elsewhere in this Agreement, effective immediately upon (i) the occurrence of an Event of Default described in
SECTION 9.01(a) or (ii) the occurrence of any other Event of Default and notice from the Majority Holders of the effectiveness of this SECTION 2.02(c), and for as long thereafter as such Event of Default shall be continuing, the principal balance of the Notes, and the principal balance of all other Obligations, shall bear interest at a per annum rate which is two percent (2.0%) per annum in excess of the interest rate otherwise applicable under SECTION 2.02(a).

          (d) COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on each Note, the date of issuance of such Note shall be included and the date of payment shall be excluded.

          2.03. AUTHORIZED OFFICERS AND AGENTS. On the Closing Date and from time to time thereafter when necessary, the Issuer shall deliver to the Holders an Officer's Certificate setting forth the names of the officers, employees and agents authorized to act for the Issuer in respect of all matters relating to the this Agreement and the Notes and containing a specimen signature of each such officer, employee or agent. The Holders shall be entitled to rely conclusively on such officer's or employee's authority to act hereunder until the Holders receive written notice to the contrary. The Holders shall have no duty to verify the authenticity of the signature appearing on any written document.


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

          3.01. VOLUNTARY PREPAYMENTS. The Issuer may, upon at least one (1) Business Day's prior written notice to the Noteholders, at any time and from time to time, prepay the Notes, in whole or in part. Unless the aggregate outstanding principal balance of the Notes is to be prepaid in full, voluntary prepayments of the Notes shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Any notice of prepayment given to the Noteholders under this SECTION 3.01 shall specify the date (which shall be a Business Day) of prepayment and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Notes specified in the notice shall become due and payable on the prepayment date specified in such notice. The prepayments described in this SECTION 3.01 may be made without premium or penalty.

          3.02. PAYMENTS. (a) MANNER AND TIME OF PAYMENT. All payments and prepayments of principal of and interest on the Notes and other Obligations (including, without limitation, fees and expenses) which are payable to the Noteholders shall be made without condition or reservation of right, in immediately available funds (except to the extent otherwise permitted by SECTION 2.02(b)(i)), delivered to the Noteholders not later than 1:00 p.m. (Chicago time) on the date and at the place due, to such account of each Noteholder as such Noteholder may designate; and funds received by each Noteholder not later than 1:00 p.m. (Chicago time) on any given Business Day shall be credited against payment to be made that day and funds received by the Holders after that time shall be deemed to have been paid on the immediately following Business Day.

          (b)  APPLICATION OF PAYMENTS.  (i)  Subject to the provisions of
SECTION 3.01, all payments of principal and interest in respect of the Notes, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Noteholders as are entitled thereto, in proportion to their respective Pro Rata Shares and shall be applied FIRST, to pay all Obligations then due and payable and SECOND, as the Issuer so designates.

         (ii) After the occurrence of an Event of Default and while the same is continuing, the Noteholders shall apply all payments in respect of any Obligations in the following order:

          (A) FIRST, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Noteholders;

          (B)  SECOND, to pay interest due in respect of the Notes;

          (C) THIRD, to the payment or prepayment of principal outstanding on the Notes; and

          (D)  FOURTH, to the payment of all other Obligations.

          (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Issuer hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the immediately following Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

          3.03. TAXES. (a) PAYMENT OF TAXES. Any and all payments by the Issuer hereunder or under the Notes or other document evidencing any Obligations shall be made, in accordance with SECTION 3.02, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, this Agreement or any of the Notes and all other liabilities with respect thereto, excluding taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on the Noteholders by (i) the United States, (ii) the Governmental Authority of any jurisdiction in which any Noteholders has an office or any political subdivision thereof or (iii) the Governmental Authority in which a Noteholders is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Issuer shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or document to any Noteholder (x) the sum payable to such Noteholder shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this SECTION 3.03) such Noteholder receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Issuer shall make such withholding or deductions, and (z) the Issuer shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) INDEMNIFICATION. The Issuer will indemnify the Noteholders against, and reimburse each Noteholder on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Noteholder or any of its Affiliate and any liability (including penalties, additions to tax, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this SECTION
3.03 submitted by it to the Issuer shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Noteholder agrees, within a reasonable time after receiving a written request from the Issuer, to provide the Issuer with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Noteholder may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this
SECTION 3.03 in respect of any payments under this Agreement or under the Notes.

          (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Issuer, it will furnish to the applicable Noteholders, at its address referred to in SECTION 10.07, the original or a certified copy of a receipt evidencing payment thereof.


                                   ARTICLE IV
                         CONDITIONS TO ISSUANCE OF NOTES

          4.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective against the Issuer and the Initial Holder upon the satisfaction of all of the following conditions precedent:

          (a) DOCUMENTS. The Initial Holder shall have received on or before the Closing Date all of the following:

          (i) this Agreement and all other agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT B attached hereto and made a part hereof, each duly executed where appropriate and in form and substance satisfactory to the Initial Holder;

          (ii)  the PRO FORMA financials referred to in SECTION 5.01(g);

          (iii) documentation deemed adequate by the Initial Holder showing the Issuer's and its Subsidiaries' compliance with any financial responsibility requirements of applicable Requirements of Law, including, without limitation, those contained in 40 C.F.R. Parts 264 and 265, Subps. H, and state law equivalents, and those promulgated pursuant to 42 U.S.C. Section 6991b(c)(6), and state equivalents; and

          (iv) such additional documentation as the Initial Holder may reasonably request.

          (b) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Issuer shall not have received any notice that litigation is pending or threatened which is likely to
(i) enjoin, prohibit or restrain (A) the effectiveness of this Agreement or the issuance of the Notes pursuant hereto or (B) the consummation of the Purchase or
(ii) impose or result in the imposition of a Material Adverse Effect.

          (c) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the effectiveness of this Agreement or the issuance of Notes pursuant hereto.

          (d) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 5.01 shall be true and correct in all material respects on and as of the Closing Date.

          (e) PURCHASE OF CAPITAL STOCK OF THE ISSUER. The Management Investors shall have purchased all of the issued and outstanding Common Stock pursuant to the respective Management Subscription Agreements for an aggregate purchase price of not less than $300,000 (less out-of-pocket transaction costs for which the Management Investors are entitled to credit for this purpose in accordance with the letter agreement on such subject, together with any amendments or supplements thereto (if any), between the Management Investors and the Initial Holder).

          (f) THE PURCHASE. (i) All conditions precedent to, and all consents necessary to permit, the Purchase pursuant to the Purchase Documents shall have been satisfied or delivered, or waived with the prior written consent of the Initial Holder, and the Purchase Documents shall not have been amended or modified without the prior written consent of the Initial Holder and shall be in full force and effect.

          (ii) Substantially simultaneously with the effectiveness of this Agreement, the Term Loan Agreement and the Opco Credit Agreement, Opco shall have acquired substantially all of the assets of AFS pursuant to the AFS Purchase Agreement, and, to the extent the assets of MAL shall have been made available for purchase on the Closing Date pursuant to the AFS Purchase Agreement, Opco and the U.K. Subsidiary shall have acquired substantially all of the assets of MAL pursuant to the MAL Purchase Agreement, in each case in compliance with all applicable laws.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          5.01. CLOSING DATE REPRESENTATIONS AND WARRANTIES. In order to induce the Initial Holder to enter into this Agreement on the Closing Date, the Issuer hereby represents and warrants to the Initial Holder that the following statements are true, correct and complete as of the Closing Date:

          (a) ORGANIZATION; CORPORATE POWERS. The Issuer and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect,
(iii) to the extent required, has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota, New Jersey and Indiana, and (iv) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

          (b) AUTHORITY. (i) The Issuer and each of its Subsidiaries have the requisite corporate power and authority (A) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Purchase or which have been executed by it as required by this Agreement on or prior to the Closing Date and (B) to file the Transaction Documents which must be filed by it in connection with the Purchase or which have been filed by it as required by this Agreement on or prior to the Closing Date, with any Governmental Authority.

          (ii) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Issuer in connection with the Purchase or which have been executed or filed as required by this Agreement on or prior to the Closing Date and to which the Issuer or any of its Subsidiaries is party and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Issuer and its Subsidiaries and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Issuer or its Subsidiaries are necessary to consummate such transactions.

          (iii) Each of the Transaction Documents to which the Issuer or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Initial Holder pursuant to SECTION 4.01(a) without the prior written consent of the Initial Holder, and all parties thereto have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

          (c) CONSENTS. Except as set forth in SCHEDULE 5.01-C and for approval of the Bankruptcy Court, no consents or approvals of, or filings or registrations (other than filings or registrations contemplated by SECTION 5.01(f)(i) with respect to Government Contracts) by the Issuer or its Subsidiaries with any Governmental Authority or any other Person not a party to this Agreement are necessary in connection with the execution and delivery of the Transaction Documents by the Issuer and its Subsidiaries and the consummation by the Issuer and its Subsidiaries of the transactions contemplated by the Transaction Documents, except where the failure to obtain such consents or approvals would not result in a Material Adverse Effect.

          (d) SUBSIDIARIES; OWNERSHIP OF CAPITAL STOCK. SCHEDULE 5.01-D accurately sets forth (i) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which qualified to transact business as a foreign corporation of each of the direct and indirect Subsidiaries of the Issuer, (ii) the authorized, issued and outstanding shares of each class of Capital Stock of the Issuer and each of its Subsidiaries and the owners of such shares, and (iii) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Issuer and each of its Subsidiaries in any Person that is not a corporation. None of such issued and outstanding Capital Stock is subject to any vesting or redemption agreement, or, except as provided in the Shareholders Agreement, repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of the Issuer and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

          (e) NO CONFLICT. The execution, delivery and performance of each of the Transaction Documents to which the Issuer or any of its Subsidiaries is a party do not and will not (i) conflict with the Corporate Documents of the Issuer or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Issuer or any such Subsidiary, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, singly or in the aggregate, will have or is reasonably likely to have a Material Adverse Effect or is reasonably likely to subject the Initial Holder to any liability, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Issuer or any such Subsidiary, other than Liens contemplated by the Term Loan Documents or the Opco Loan Documents.

          (f) PATENTS, TRADEMARKS, PERMITS, ETC.; GOVERNMENT APPROVALS. (i) After giving effect to the Purchase, the Issuer and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals (except with respect to Government Contracts), patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as proposed to be conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole, including, without limitation, the names "Microdot", "Kaynar" and "Microdot Inserts". With respect to each Government Contract acquired by Opco in connection with the Purchase, such Government Contract has been transferred to Opco (and all necessary approvals therefor have been obtained) or Opco is operating under a subcontract contemplated by the AFS Purchase Agreement.

          (ii) The consummation of the Purchase and the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Issuer or any of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

          (g) PRO FORMA FINANCIALS. The PRO FORMA consolidated and consolidating balance sheets of the Issuer and its Subsidiaries prepared as of October 31, 1993 (and giving effect to the Purchase) and in accordance with GAAP consistently applied, copies of which have been furnished to the Initial Holder on or before the Closing Date, fairly present on a PRO FORMA basis the financial condition of the Issuer and such Subsidiaries as of October 31, 1993, and reflect on a PRO FORMA basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated by the Transaction Documents, and the payment or accrual of all Transaction Costs payable on the Closing
Date with respect to any of the foregoing. The projections and assumptions expressed in the PRO FORMA financials furnished pursuant to this
SECTION 5.01(g) are reasonable based on the information available to the Issuer as of the date hereof.

          (h) SOLVENCY. After giving effect to the making of the "Term Loan" under (and as defined) in the Term Loan Agreement on the Closing Date, the Issuer and each of its Subsidiaries are Solvent.

          (i) THE PURCHASE. (i) All conditions precedent to, and all consents necessary to permit, the Purchase pursuant to the Purchase Documents have been satisfied or delivered, or waived with the prior written consent of the Initial Holder, and no material breach of any term or provision of any Purchase Document has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Purchase or the effectiveness of this Agreement.

          (ii) After giving effect to the Purchase, Opco has acquired substantially all of the assets of AFS pursuant to the AFS Purchase Agreement, and, to the extent the assets of MAL have been made available in accordance with the AFS Purchase Agreement, Opco and the U.K. Subsidiary have acquired substantially all of the assets of MAL pursuant to the MAL Purchase Agreement, in each case in compliance with all applicable laws.


                                   ARTICLE VI
                               REPORTING COVENANTS

          The Issuer covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Majority Holders shall otherwise give prior written consent thereto:

          6.01. FINANCIAL STATEMENTS AND REPORTS. The Issuer shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements submitted to the Holders shall be prepared from such system and records. The Issuer shall deliver or cause to be delivered to each Holder a copy of all financial statements, notices, reports and other documents and certificates delivered to any other holder of Indebtedness of the Issuer (or any agent or representative thereof), other than Indebtedness held solely by an Affiliate of the Issuer and Indebtedness whose aggregate outstanding principal amount is less than $1,000,000.

          6.02. OPERATIONS REPORTS. Within seven (7) days after the Majority Holders' request therefor, the Issuer shall deliver to the Holders a report detailing the operations of the Issuer and its Subsidiaries which report shall include a management commentary with respect to the Issuer's and its Subsidiaries' financial performance during such period as may be requested by the Majority Holders, together with an explanation of any material changes in the consolidated and consolidating statements of income, stockholders' equity and cash flow of the Issuer and its Subsidiaries for such period from such statements for the corresponding period of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to SECTION 6.01(f) of the Term Loan Agreement.

          6.03. EVENTS OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Issuer obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Holder has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Issuer or any Subsidiary of the Issuer or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 9.01(e), or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Issuer shall deliver to the Holders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Issuer has taken, is taking and proposes to take with respect thereto.

          6.04. LAWSUITS. (a) Promptly upon the Issuer obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Issuer or any of its Subsidiaries or any Property of the Issuer or any of its Subsidiaries, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Issuer's reasonable judgment, the Issuer or any of its Subsidiaries to liability in an amount aggregating $100,000 or more (exclusive of claims covered by insurance policies of the Issuer or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Issuer shall give written notice thereof to the Holders and provide such other information as may be reasonably available to enable the Holders and their respective counsel to evaluate such matters; (b) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Issuer, the Issuer shall provide a written quarterly report to the Holders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting the Issuer or any of its Subsidiaries or any Property of the Issuer or any of its Subsidiaries not previously disclosed by the Issuer to the Holders, and shall provide such other information at such time as may be reasonably available to enable the Holders and its counsel to evaluate such matters (but excluding such information at to which the Issuer in good faith has asserted or will assert a legal privilege in objection to disclosure of the information by the Issuer in the action, suit, proceeding, investigation or arbitration); and (c) in addition to the requirements set forth in CLAUSES (a) and (b) of this SECTION 6.04, the Issuer upon request of the Majority Holders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (a) or (b) above and provide such other information as may be reasonably available to it to enable the Holders and their respective counsel to evaluate such matters.

          6.05. OTHER INFORMATION. Promptly upon receiving a request therefor from the Majority Holders, the Issuer shall prepare and deliver to the Holders such other information with respect to the Issuer, any of its Subsidiaries, as from time to time may be reasonably requested by the Majority Holders.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

          The Issuer covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Majority Holders shall otherwise give prior written consent:

          7.01. CORPORATE EXISTENCE, ETC. The Issuer shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

          7.02. CORPORATE POWERS; CONDUCT OF BUSINESS. The Issuer shall, and shall cause each of its Subsidiaries to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified.

          7.03. COMPLIANCE WITH LAWS, ETC. The Issuer shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either CLAUSE (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

          7.04. PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Issuer shall pay, and cause each of its Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty, addition to tax or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 8.03) upon any of the Issuer's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (a) above or claims referred to in CLAUSE (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Issuer will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than with the Issuer, Opco or any of their respective Subsidiaries).

          7.05. INSURANCE. The Issuer shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 5.02-M of the Opco Credit Agreement or substantially similar policies and programs or other policies and programs as are acceptable to the Majority Holders. All such policies and programs shall be maintained with insurers acceptable to the Majority Holders.

          7.06. INSPECTION OF PROPERTY; BOOKS AND RECORDS; Discussions. The Issuer shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by any Holder to visit and inspect any of the Properties of the Issuer or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby or by the Purchase Documents (including, without limitation, in connection with environmental compliance, hazard or liability or any Government Contract), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. At the request of any Holder and upon delivery to the Issuer of invoices therefor, each such visitation and inspection shall be at the Issuer's expense. The Issuer shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities. If an Event of Default has occurred and is continuing, the Issuer, upon the Majority Holders' request, shall turn over copies of any such records to a representative designated by the Majority Holders.

          7.07. ERISA COMPLIANCE. The Issuer shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations thereunder and the respective requirements of the governing documents for such Plans.

          7.08. FOREIGN EMPLOYEE BENEFIT PLAN COMPLIANCE. The Issuer shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws and regulations applicable thereto and the respective requirements of the governing documents for such Plans.

          7.09. GOVERNMENT CONTRACT COMPLIANCE. The Issuer shall, and shall cause each of its Subsidiaries to (a) maintain all Permits pertaining to Government Contracts required to operate the Issuer's business as it is currently conducted, including, without limitation, (i) all Facility Security Clearance(s) and Personnel Security Clearance(s), (ii) all certifications of products manufactured by the Issuer which are on the "Qualified Products List" of any United States Governmental Authority, and (iii) all Export Licenses and other similar Permits; and (b) comply in all material respects with all Requirements of Law and Contractual Obligations pertaining to each Government Contract.

          7.10. ENVIRONMENTAL COMPLIANCE. The Issuer shall, and shall cause each of its Subsidiaries to (a) obtain and maintain in effect all Permits required by Environmental Law and comply with all conditions of such Permits;
(b) comply with all Environmental Law applicable to the Issuer and its Subsidiaries; and (c) conduct its and their operations in an environmentally responsible manner so as to minimize Releases of Contaminants and the likelihood of violating Environmental Law, except in the case where non-compliance with any of clause (a) or (b) or (c) above will not have or result in a Material Adverse Effect.

          7.11. MAINTENANCE OF PROPERTY. The Issuer shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; PROVIDED, HOWEVER, that such Property may be altered or renovated in the ordinary course of business.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

          The Issuer covenants and agrees that so long as any Obligations are outstanding (other than indemnities not yet due), unless the Majority Holders shall otherwise give prior written consent:

          8.01. INDEBTEDNESS. Neither the Issuer nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i)  the Obligations;

          (ii) Indebtedness under the Term Loan Agreement and the Opco Credit Agreement and any refinancing thereof, provided that the aggregate outstanding amount of Indebtedness described in this clause
     (ii) is not increased by the applicable refinancing;

          (iii) trade payables, wages and other accrued expenses incurred in the ordinary course of business;

          (iv)  the Transaction Costs;

          (v) in an aggregate amount not to exceed $1,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness;

          (vi) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 7.04;

          (vii) Indebtedness constituting Accommodation Obligations permitted by SECTION 8.05;

          (viii) Indebtedness arising from intercompany loans from Opco to the Issuer which, together with the amount of dividends or distributions to the Issuer on the Capital Stock of Opco permitted under SECTION

     8.06(ii), shall not exceed an aggregate amount of $600,000 in any Fiscal Year, PROVIDED, that the proceeds of such intercompany loans, dividends or distributions shall be used by the Issuer solely to pay (A) operating expenses of the Issuer in an amount not to exceed $50,000 in any Fiscal Year, (B) accrued interest on the "Term Loan" under (and as defined in) the Term Loan Agreement or the Notes (including, without limitation, that portion of the principal amount of such Term Loan or the Notes attributable to interest which has been capitalized in accordance with the Term Loan Agreement or this Agreement, as applicable) and (C) if and only if all accrued interest on such Term Loan and the Notes (including, without limitation, that portion of the principal amount of such Term Loan or the Notes attributable to interest which has been capitalized in accordance with the Term Loan Agreement or this Agreement, as applicable) as of the then most recent Interest Payment Date has been (or will be concurrently therewith) paid in full in cash, dividends or distributions on the Preferred Stock of the Issuer;

          (ix) In addition to the intercompany loans from Opco to the Borrower permitted under SECTION 8.01(viii), Indebtedness arising from intercompany loans from Opco to the Borrower, the proceeds of which, together with the proceeds of dividends or distributions to the Borrower on the Capital Stock of Opco permitted under SECTION 8.06(iv), are used to pay the outstanding Indebtedness under (A) the Term Loan Agreement and the "Term Note" on the "Scheduled Maturity Date" (each as defined in the Term Loan Agreement) and (B) this Agreement and the Notes on the Scheduled Maturity Date;

          (x) Indebtedness arising from intercompany loans from the Issuer to Opco or from any of Opco's wholly-owned Subsidiaries to Opco; and

          (xi) Indebtedness with respect to reasonable warranties and indemnities made under any agreements for asset sales permitted under
     SECTION 8.02.

          8.02. SALES OF ASSETS. Neither the Issuer nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (i) the sale of Property having an aggregate Fair Market Value of not more than $1,000,000 in any Fiscal Year for cash consideration not less than the Fair Market Value thereof;

          (ii)  the transfer of Property from a Subsidiary of Opco to Opco;

          (iii) sales of Inventory, dispositions of Equipment and licensing of General Intangibles, in each case in the ordinary course of business; and

          (iv)  any Investment permitted under SECTION 8.04.

          8.03. LIENS. Neither the Issuer nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

          (i) Liens created by the Term Loan Documents or the Opco Loan Documents or any refinancing or replacement thereof (provided that the aggregate Indebtedness of the Issuer and its Subsidiaries is not increased by the refinancing or replacement);

          (ii)  Customary Permitted Liens; and

          (iii) purchase money Liens (including the interest of a lessor under a Capital Lease or an Operating Lease having substantially the same economic effect and Liens to which any Property is subject at the time of the Issuer's or such Subsidiary's purchase thereof) securing an amount not to exceed $1,000,000 in the aggregate at any time or from time to time, PROVIDED, that such Liens shall not apply to any Property of the Issuer or its Subsidiaries other than that purchased or subject to such Capital Lease.

          8.04. INVESTMENTS. Neither the Issuer nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i)  Investments in Cash Equivalents;

          (ii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iii) contributions to and payments of benefits under any Plan (in accordance with the terms of the Plan) permitted by this Agreement;

          (iv) Investments (in an aggregate unrecovered amount not to exceed $1,600,000) by Opco in the U.K. Subsidiary, including, without limitation, Opco's ownership of the Capital Stock of the U.K. Subsidiary; and

          (v) Investments arising from intercompany loans which are permitted under SECTION 8.01(viii), 8.01(ix) or 8.01(x).

          8.05. ACCOMMODATION OBLIGATIONS. Neither the Issuer nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

          (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (ii)  Permitted Existing Accommodation Obligations; and

          (iii) Accommodation Obligations arising under the Term Loan Documents or the Opco Loan Documents.

          8.06. RESTRICTED JUNIOR PAYMENTS. Neither the Issuer nor any of its Subsidiaries shall declare or make any Restricted Junior Payment on account of any shares of Capital Stock which is junior in right of payment or liquidation preference to the Preferred Stock, except for:

          (i) dividends or distributions to Opco on the Capital Stock of any of Opco's wholly-owned Subsidiaries;

          (ii) for so long as no Event of Default has occurred and is continuing, dividends or distributions to the Issuer on the Capital Stock of Opco which, together with the amount of intercompany loans from Opco to the Issuer permitted under SECTION 8.01(viii), shall not exceed an aggregate amount of $600,000 in any Fiscal Year, PROVIDED, that the proceeds of such intercompany loans, dividends or distributions shall be used by the Issuer solely to pay (A) operating expenses of the Issuer in an amount not to exceed $50,000 in any Fiscal Year, (B) accrued interest on the "Term Loan" under (and as defined in) the Term Loan Agreement or the Notes (including, without limitation, that portion of the principal amount of such Term Loan or the Notes attributable to interest which has been capitalized in accordance with the Term Loan Agreement or this Agreement, as applicable) and (C) if and only if all accrued interest on such Term Loan and the Notes (including, without limitation, that portion of the principal amount of such Term Loan or the Notes attributable to interest which has been capitalized in accordance with the Term Loan Agreement or this Agreement, as applicable) as of the then most recent Interest Payment Date has been (or will be concurrently therewith) paid in full in cash, dividends or distributions on the Preferred Stock of the Issuer;

          (iii) dividends or distributions on the Preferred Stock of the Issuer in Notes to the extent permitted by this Agreement or in cash to the extent permitted by SECTION 8.06(ii)(C); and

          (iv) in addition to the dividends and distributions to the Borrower on the Capital Stock of Opco permitted under SECTION 8.06(ii), dividends and distributions to the Borrower on the Capital Stock of Opco, the proceeds of which, together with the proceeds of intercompany loans from Opco to the Borrower permitted under SECTION 8.01(ix), are used to pay the outstanding Indebtedness under (A) the Term Loan Agreement and the "Term Note" on the "Scheduled Maturity Date" (each as defined in the Term Loan Agreement) and (B) this Agreement and the Notes on the Scheduled Maturity Date.

          8.07. CONDUCT OF BUSINESS. Neither the Issuer nor any of its Subsidiaries shall engage in any business other than (i) the businesses engaged in by AFS on the date hereof and (ii) any business or activities which are substantially similar, related or incidental thereto.

          8.08. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Neither the Issuer nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Issuer or Opco, or with any Affiliate of the Issuer which is not its Subsidiary, on terms that are less favorable to the Issuer or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this SECTION 8.08 shall prohibit (i) any transaction expressly permitted by SECTIONS 8.01, 8.05 or 8.06; (ii) increases in compensation and benefits for officers and employees of the Issuer or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Issuer or such Subsidiary, PROVIDED, that no Event of Default or Potential Event of Default has occurred and is continuing; (iii) payment of customary directors' fees and indemnities; (iv) performance of any obligations arising under the Transaction Documents or the Shareholders Agreement; or (v) transactions between the Issuer and Opco or Opco and any of its Subsidiaries, PROVIDED, that no Event of Default or Potential Event of Default results therefrom.

          8.09. RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Issuer nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Issuer's or any such Subsidiary's business or Property, whether now or hereafter acquired, except transactions permitted under SECTION 8.02.

          8.10. SALES AND LEASEBACKS. Neither the Issuer nor any of its Subsidiaries shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

          8.11. ISSUANCE OF CAPITAL STOCK. Neither the Issuer nor any of its Subsidiaries shall issue any Capital Stock to any Person except for (i) the Capital Stock issued by such Persons as of the date of this Agreement and
(ii) Common Stock issued by the Issuer upon conversion of shares of Preferred Stock in accordance with the respective certificate of designation for the Series A Preferred Stock and the Series B Preferred Stock.

          8.12. CORPORATE DOCUMENTS. Neither the Issuer nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Corporate Documents as in effect on the date hereof.

          8.13. FISCAL YEAR. Neither the Issuer nor any of its consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.


                                   ARTICLE IX
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          9.01. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Issuer shall fail to pay when due any of the Obligations.

          (b) BREACH OF CERTAIN COVENANTS. The Issuer shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under SECTIONS 7.01 and 7.06 or ARTICLE VIII.

          (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Issuer to the Initial Holder herein or in any statement or certificate at any time given by the Issuer pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made (or deemed made).

          (d) OTHER DEFAULTS. The Issuer shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (a), (b) or (c) of this SECTION 9.01), and such default or event of default shall continue for fifteen (15) days after the Issuer has knowledge of the default or, if earlier, receipt by the Issuer of a notice of the default from the Majority Holders.

          (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES; OTHER AGREEMENTS. The Issuer or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) having a principal amount in excess of $25,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Issuer or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any "Event of Default" under (and as defined in) the Opco Credit Agreement or the Term Loan Agreement has occurred and is continuing.

          (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case shall be commenced against the Issuer or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of the Issuer or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Issuer or any of its Subsidiaries or over all or a substantial part of the Property of the Issuer or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Issuer or any of its Subsidiaries or of all or a substantial part of the Property of the Issuer or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of the Issuer or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the board of directors of the Issuer or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Issuer or any of its Subsidiaries of the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Issuer or any of its Subsidiaries of the Issuer shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

          (h) JUDGMENTS AND ATTACHMENTS. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Issuer or any of its Subsidiaries of the Issuer or any of their respective assets involving in any case an amount in excess of $500,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

          (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Issuer or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Issuer or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

          (j) EFFECTIVENESS OF AGREEMENT AND NOTES. At any time, for any reason, this Agreement or any of the Notes ceases to be in full force and effect or the Issuer seeks to repudiate its obligations thereunder.

          (k) TERMINATION EVENT. Any Termination Event occurs which the Majority Holders believe could reasonably be expected to subject either the Issuer or any ERISA Affiliate to liability in excess of $250,000.

          (l) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Majority Holders believe that the substantial business hardship upon which the application for the waiver is based could subject either the Issuer or any ERISA Affiliate to liability in excess of $250,000.

          (m) SUSPENSIONS, DEBARMENT. Any suspension or debarment with respect to Government Contracts is imposed on the Issuer, any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents.

          (n) MATERIAL ADVERSE CHANGE. An event shall exist which has a Material Adverse Effect.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 10.06.

          9.02.  RIGHTS AND REMEDIES.

          (a) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 9.01(f) or 9.01(g), the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Issuer; and upon the occurrence and during the continuance of any other Event of Default, the Majority Holders may, by written notice to the Issuer, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Issuer.

          (b) DEFAULT RATE OF INTEREST. In addition to any other remedies available to the Holders after the occurrence of an Event of Default, the Noteholders shall be entitled to receive interest on the Obligations at the default rate in accordance with SECTION 2.02(c).

          (c) ENFORCEMENT. The Issuer acknowledges that in the event the Issuer fails to perform, observe or discharge any of its respective obligations or liabilities under this Agreement or the Notes, any remedy of law may prove to be inadequate relief to the Holders; therefore, the Issuer agrees that the Holders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.01. EXPENSES. The Issuer agrees upon demand to pay, or reimburse each Holder for, all of such Holder's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, counsel to the Initial Holder, local and foreign legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by such Holder in connection with (a) such Holder's periodic audits of the Issuer and its Subsidiaries after the date hereof; (b) the ongoing administration of this Agreement and the Notes, including consultation with attorneys in connection therewith and with respect to such Holder's rights and responsibilities under this Agreement and the Notes; (c) the protection, collection or enforcement of any of the Obligations or any security therefor or exercising or enforcing any other right or remedy available to such Holder under this Agreement or the Notes; (d) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Issuer, any of its Subsidiaries, this Agreement or any of the other Transaction Documents; (e) the response to, and preparation for, any subpoena or request for document production with which such Holder is served or deposition or other proceeding in which such Holder is called to testify, in each case, relating in any way to the Obligations, the Property, the Issuer, any of its Subsidiaries, this Agreement or any of the other Transaction Documents; (f) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (g) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES (c) through (g) above; and (h) any amendments, consents, waivers, assignments, restatements, or supplements to this Agreement or any of the Notes and the preparation, negotiation, and execution of the same. Each Holder hereby acknowledges that such Holder shall pay its own expenses incurred in connection with the preparation, negotiation and execution of this Agreement.

          10.02. INDEMNITY. The Issuer further agrees to defend, protect, indemnify, and hold harmless the Holders and each of its officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE IV) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the fees and disbursements of counsel or consulting firms for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (a) this Agreement or the Notes, or any act, event or transaction related or attendant thereto or to the Purchase, the issuance of the Notes, the management of the Notes, or any of the other transactions contemplated by the Transaction Documents, or (b) any Liabilities and Costs under Environmental Laws arising from or in connection with the past, present or future operations of the Issuer, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental condition of any Property, the presence of asbestos-containing materials at any Property or the Release or threatened Release of any Contaminant (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, that the Issuer shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of the Indemnitee (or any other Indemnitee whose willful misconduct or grossly negligent acts were authorized by the Indemnitee claiming indemnification hereunder), as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Issuer shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          10.03. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in SECTION 6.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Issuer with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in ARTICLE VIII, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Issuer shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Holders and the Issuer, to so reflect such change in accounting principles.

          10.04. SETOFF. In addition to any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Holder is hereby authorized by the Issuer at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Holder to or for the credit or the account of the Issuer against and on account of the Obligations of the Issuer to such Holder Holders, including, but not limited to, the Notes and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (a) such Holder shall have made any demand hereunder or (b) the Majority Holders shall have declared the principal of and interest on the Notes and other amounts due hereunder to be due and payable as permitted by ARTICLE IX and even though such Obligations may be contingent or unmatured.

          10.05.  RATABLE SHARING.  The Noteholders agree among themselves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff, by counterclaim or cross-action or by the enforcement of any or all of the Obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Noteholder is entitled to receive hereunder, the Noteholder receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Issuer agrees that any Noteholder so purchasing a participation from another Noteholder pursuant to this
SECTION 10.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to SECTION 10.04, the right of setoff) with respect to such participation as fully as if such Noteholder were the direct creditor of the Issuer in the amount of such participation.

          10.06. AMENDMENTS AND WAIVERS. Unless otherwise provided in this Agreement, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Majority Holders and the Issuer, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Issuer therefrom, shall be effective without the written concurrence of the Majority Holders, which the Majority Holders shall have the right to grant or withhold in their sole discretion. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Holder affected thereby: (a) reduction of the principal of, rate or amount of interest on the Notes or any fees or other amounts payable to such Holder (other than by the payment or prepayment thereof), (b) postponement of the Scheduled Maturity Date or any other date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to such Holder, (c) change in the definition of Majority Holders or (d) amendment of SECTION 10.05 or this SECTION 10.06.
Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Issuer in any case shall entitle the Issuer to any other or further notice or demand in similar or other circumstances.

          10.07. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 10.07) shall be as follows:

          (a)  If to the Initial Holder, at:

                    General Electric Capital Corporation
                    190 South LaSalle Street
                    Suite 1200
                    Chicago, Illinois  60603
                    Attention:  Douglas P. Haensel
                    Telecopier No. (312) 419-5992
               with copies to:

                    General Electric Capital Corporation
                    292 Longridge Road
                    Stamford, CT  06927
                    Attention: Corporate Finance Group
                               Department Counsel
                    Telecopier No. (203) 357-3047

               and

                    Sidley & Austin
                    555 West Fifth Street
                    Los Angeles, California  90013-1010
                    Attention:  Edward D. Eddy, III, Esq.
                    Telecopier No. (213) 896-6600

          (b) If to any other Holder, at such notice as such Holder shall deliver to the Issuer upon becoming a Holder under this Agreement.

          (c)  If to the Issuer, at:

                    Kaynar Holdings Inc.
                    800 South State College Blvd.
                    Fullerton, California 92634-3001
                    Attention: David A. Werner
                    Telecopier No. (714) 680-3153

               with a copy to:

                    O'Melveny & Myers
                    400 South Hope Street
                    Los Angeles, California 90071
                    Attn: C. James Levin, Esq.
                    Telecopier No. (213) 669-6407

PROVIDED, that each Holder and the Issuer shall have the right to change any of the above-listed addresses by properly addressed and delivered notice to the other party.

          10.08. SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Issuer in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the Notes, the issuance and repayment of the Notes and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Holders may have come into possession or control of any of the Issuer's or its Subsidiaries' Property.

          10.09. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Holder

Holders in the exercise of any power, right or privilege under this Agreement or any of the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

          10.10. MARSHALLING; PAYMENTS SET ASIDE. The Holders shall be under no obligation to marshall any assets in favor of the Issuer or any other party or against or in payment of any or all of the Obligations. To the extent that the Issuer makes a payment or payments to any Holder or any Holder exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          10.12. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          10.13. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          10.14. LIMITATION OF LIABILITY. No claim may be made by the Issuer or any Holders or any other Person against the Issuer, any Holder or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Issuer and the Holders hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          10.15. SUCCESSORS AND ASSIGNS. This Agreement and the Notes shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Holders. The Holders may assign all or any part of its rights and obligations under this Agreement and the Notes to any Person upon thirty (30) days' prior written notice to (but without the consent of) the Issuer, it being agreed and understood that each Holder's right to assign its interests under this Agreement and the other Notes shall be independent of any right of assignment in favor of any Holder with respect to any other agreement, document or instrument to which it is a party. The rights hereunder of the Issuer, or any interest therein, may not be assigned without the written consent of all of the Holders.

          10.16.  CERTAIN CONSENTS AND WAIVERS OF THE ISSUER.

          (a) PERSONAL JURISDICTION. THE HOLDERS AND THE ISSUER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT OR FEDERAL COURT SITTING IN LOS ANGELES, CALIFORNIA, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE ISSUER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE HOLDERS AND THE ISSUER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE ISSUER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (b) SERVICE OF PROCESS. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE ISSUER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE ISSUER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY NOTE IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE MAJORITY HOLDERS TO BRING PROCEEDINGS AGAINST THE ISSUER IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) WAIVER OF JURY TRIAL. EACH HOLDER AND THE ISSUER IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY NOTE.

          10.17. COUNTERPARTS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement and each of the Notes shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any Note, this Agreement shall govern.

          10.18. CONFIDENTIALITY. Each Holder shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Issuer in accordance with such Holder's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this SECTION 10.18. In no event shall any Holder be obligated or required to return any materials furnished by the Issuer; PROVIDED, HOWEVER, that each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Issuer in connection with this Agreement. Any and all confidentiality agreements entered into between any Holder and the Issuer shall survive the execution of this Agreement.

                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

          10.19. ENTIRE AGREEMENT. This Agreement, taken together with all of the Notes, embodies the entire agreement and understanding among the parties hereto and all prior agreements and understandings, written and oral, relating to the subject matter hereof.



          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



ISSUER:                            KAYNAR HOLDINGS INC.



                                   By /s/ D.A. Werner
                                      ------------------------------
                                      Name:  David A. Werner
                                      Title: Vice President



INITIAL HOLDER:                    GENERAL ELECTRIC CAPITAL CORPORATION



                                   By /s/ Douglas P. Hansel
                                      ------------------------------
                                      Name:   Douglas P. Hansel
                                      Title:  Region Operation Manager